EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated October 15, 2003 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios, Series 415 as of October 15, 2003 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."

                                                              Grant Thornton LLP

Chicago, Illinois
October 15, 2003